Exhibit 99.2

Important Notice Regarding the Availability of Materials

WYNDHAM WORLDWIDE CORPORATION

You are receiving this communication because you hold securities in Wyndham Worldwide Corporation (“Wyndham Worldwide”). Wyndham Worldwide has released informational materials regarding the spin-off of Wyndham Hotels & Resorts, Inc. (“Wyndham Hotels”) and its consolidated subsidiaries from Wyndham Worldwide that are now available for your review. This notice provides instructions on how to access Wyndham Worldwide materials for informational purposes only.

WYNDHAM WORLDWIDE CORPORATION 22 SYLVAN WAY PARSIPPANY, NJ 07054

To effect the spin-off, Wyndham Worldwide will distribute on a pro rata basis to its stockholders all of the issued and outstanding shares of Wyndham Hotels common stock held by it. Immediately following the distribution, which will be effective as of the date and time referenced in the Information Statement that Wyndham Hotels has prepared in connection with the spin-off, Wyndham Hotels will be an independent, publicly traded company. Wyndham Worldwide is not soliciting proxy or consent authority in connection with the spin-off.

The materials consist of the Information Statement, plus any supplements, that Wyndham Hotels has prepared in connection with the spin-off. You may view the materials online at www.materialnotice.com and easily request a paper or e-mail copy (see reverse side).

See the reverse side for instructions on how to access materials.

How to Access the Materials

Materials Available to VIEW or RECEIVE:

INFORMATION STATEMENT

How to View Online:

Have the information that is printed in the box marked by the arrow  XXXX XXXX XXXX XXXX (located on the following page) and visit: www.materialnotice.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:                        www.materialnotice.com

2) BY TELEPHONE:           1-800-579-1639

3) BY E-MAIL*:                                   sendmaterial@materialnotice.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow  XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

THIS  NOTICE  WILL  ENABLE  YOU  TO  ACCESS

MATERIALS FOR INFORMATIONAL PURPOSES ONLY

THIS PAGE WAS INTENTIONALLY LEFT BLANK